EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             As of February 1, 1999
                                                                  Percentage Of
                                                                   Voting Stock
                                                                     Owned Or
                                                      Place of    Controlled By
Name                                              Incorporation  The Registrant
----                                              -------------  --------------

Whitman Corporation (Registrant)                      Delaware
 Pepsi-Cola General Bottlers, Inc.                    Delaware          80%
   Algonquin Leasing, Inc.                            Delaware          80
   Globe Transport, Inc.                              Delaware          80
   GB Baltics LLC                                     Delaware          80
     GB Estonia LLC                                   Delaware          80
       Pepsi-Cola General Bottlers Estonia U/O        Estonia           80
   GB International, Inc.                             Delaware          80
   GB Latvia LLC                                      Delaware          80
     Pepsi-Cola General Bottlers Latvia LTD           Latvia            80
   GB Lithuania LLC                                   Delaware          80
     UBA Pepsi-Cola General Bottlers                  Lithuania         80
   Genadco Advertising Agency, Inc                    Illinois          80
   General Bottlers, Inc.                             Delaware          80
   General Bottlers Sp.z o.o                          Poland            80
   Iowa Vending, Inc.                                 Delaware          80
   Marquette Bottling Works, Inc.                     Michigan          80
   General Bottlers Neva LLC                          Delaware          80
     Neva Holdings LLC                                Delaware          80
   GB Russia LLC                                      Delaware          80
     O.O.O. Pepsi-Cola General Bottlers               Russia            80
   Northern Michigan Vending, Inc.                    Michigan          80
   PCGB, Inc.                                         Illinois          80
   Pepsi-Cola General Bottlers of Wisconsin, Inc.     Wisconsin         80
   Pepsi-Cola General Bottlers of Indiana, Inc.       Delaware          80
   Pepsi-Cola General Bottlers of Iowa, Inc.          Iowa              80
   Pepsi-Cola General Bottlers of Ohio, Inc.          Delaware          80
   Pepsi-Cola General Bottlers of Princeton, Inc.     West Virginia     80
   Pepsi-Cola General Bottlers of Virginia, Inc.      Virginia          80
 IC Equities, Inc.                                    Delaware         100
 Illinois Center Corporation                          Delaware         100
 Mid-America Improvement Corporation                  Illinois         100
 South Properties, Inc.                               Illinois         100
   Environ of Inverrary, Inc.                         Florida          100
   S&T of Mississippi, Inc.                           Mississippi      100
 Whitman Insurance Co., Ltd.                          Bermuda          100
 Whitman Leasing, Inc.                                Delaware         100


     The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.